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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2002

FEI Company
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22780 (Commission File Number)	93-0621989 (IRS Employer Identification No.)
7451 NW Evergreen Parkway, Hillsboro, Oregon (Address of Principal Executive Offices)	97124-5830 (Zip Code)

Registrant's telephone number, including area code: (503) 640-7500

Not Applicable.
(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On September 18, 2002, Veeco Instruments Inc. and FEI Company received a request from the U.S. Department of Justice for additional information under the Hart-Scott-Rodino Antitrust Improvements Act regarding the proposed merger involving the two companies. FEI intends to cooperate fully and respond promptly to the request.

        The second request has the effect of extending the waiting period under the Hart-Scott-Rodino Act until 30 calendar days after Veeco and FEI comply with the request.

SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2002

FEI COMPANY

By:	/s/ BRADLEY J. THIES Name: Bradley J. Thies Title: Vice President and General Counsel

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  Item 5. Other Events.
SIGNATURES